Exhibit 99.1




CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share and per share amounts)

                                                             Year Ended
                                                              March 31

                                         ----------------------------------------------------
                                                   2001             2000             1999
                                         ----------------------------------------------------
Net sales                                       $ 794,776         $758,080          $612,801
Costs and expenses:
   Cost of sales                                  440,226          399,144           317,668
   Selling, technical and                         230,057          224,726           176,385
   administrative
   Amortization of  intangibles,
   primarily goodwill                              20,641           17,563            12,330
   Merger related costs                             1,473            7,617               ---
   Restructuring costs                              6,663              ---               ---
   Impairment charge                                4,800              ---               ---
                                         ----------------------------------------------------
                                                  703,860          649,050           506,383
                                         ----------------------------------------------------
          Operating profit                         90,916          109,030           106,418
Other income (expense):
   Interest income                                  2,007            2,007             2,221
   Interest expense                               (35,251)         (33,050)          (27,860)
   Miscellaneous, net                              (2,735)            (935)            2,688
                                         ----------------------------------------------------
                                                  (35,979)         (31,978)          (22,951)
                                         ----------------------------------------------------
Earnings before income taxes,
and extraordinary charge                           54,937           77,052            83,467
Income taxes (note 6)                             (20,133)         (27,932)          (27,841)
                                         ----------------------------------------------------
   Earnings before extraordinary charge            34,804           49,120            55,626
Extraordinary charge due to early
   retirement of debt, net of tax
   benefit of $2,305                                  ---          (3,762)               ---
                                         ----------------------------------------------------
   Net earnings                                   $34,804           45,358            55,626
                                         ====================================================

Earnings per share (note 1)
   Basic

   Earnings before extraordinary
   charge Extraordinary charge due to
   early retirement of debt, net of tax             $1.12            $1.58             $1.79


   benefit                                           $---          $(0.12)              $---
                                         ---------------------------------------------------
   Net earnings                                     $1.12           $1.46              $1.79
                                         ===================================================
Diluted

   Earnings before extraordinary
   charge                                           $1.07           $1.52              $1.72
   Extraordinary charge due to early
   retirement of debt, net of tax
   benefit                                           $---          $(0.12)              $---
                                         ---------------------------------------------------
   Net earnings                                     $1.07           $1.40              $1.72
                                         ===================================================
Weighted average number of common shares outstanding (note 1):

   Basic                                       31,153,006      31,155,756         31,140,774
                                         ===================================================
   Diluted                                     32,400,385      32,429,450         32,421,296
                                         ===================================================

See accompanying notes to consolidated financial statements.



CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

                                                      Year Ended
                                                       March 31
                                      ----------------------------------------
                                          2001           2000           1999
                                      ----------------------------------------

Net earnings available for common
  shareholders                           $34,804        $45,358        $55,626
Other comprehensive income:
  Foreign currency translation            (7,597)          (449)         3,230
Additional minimum pension liability      (9,670)           ---            ---
  Available-for-sale securities
  unrealized gain/(loss)-net of taxes        ---            174           (174)
                                      ----------------------------------------
Comprehensive income                     $17,537        $45,083        $58,682
                                      ========================================


See accompanying notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

ASSETS

                                                            March 31
                                                   ----------------------------
                                                        2001             2000
                                                   ----------------------------

Current assets:
Cash and equivalents                                   $ 12,546        $20,116
Accounts receivable, less allowance for doubtful
   receivables of $11,758 and $10,541                   194,764        180,628
Inventories (note 2)                                    141,513        115,602
Prepaid expenses                                          6,365          6,977
Deferred income taxes (note 6)                           10,346          9,115
                                                   ----------------------------
              Total current asset                       365,534        332,438
                                                   ----------------------------
Net property, plant and equipment (note 3)              183,578        154,149
Goodwill, net of accumulated amortization of
   $36,062 and $25,332                                  236,098        206,848
Patents, trademarks and other intangibles, net of accumulated amortization of $36,077 and

   $28,109                                               67,135         54,891
Deferred income taxes (note 6)                            5,559          7,505
Other assets, net                                        26,921         34,661
                                                   ---------------------------
                                                       $884,825       $790,492
                                                   ===========================

See accompanying notes to consolidated financial statements.





LIABILITIES & SHAREHOLDERS' EQUITY

                                                              March 31
                                                 ------------------------------
                                                       2001           2000
                                                 ------------------------------

Current liabilities:
Notes payable (note 4)                               $ 11,748         $4,561
Current installments of long-term obligations
   (note 8)                                            68,517         46,349
Accounts payable                                       81,204         62,922
Dividends payable                                         623            623
Accrued compensation                                   18,121         18,937
Accrued expenses, other                                48,997         51,761
Income taxes (note 6)                                  10,635         13,967
                                                 ----------------------------
              Total current liabilities               239,845        199,120
                                                 ----------------------------
Long-term obligations (note 8)                        392,619        360,348
Accrued post-retirement benefits, less current
   portion (note 5)                                    17,355          7,239
Deferred income taxes (note 6)                          4,337         10,531
                                                 ----------------------------
              Total liabilities                       654,156        577,238
                                                 ----------------------------
Shareholders' equity (note 10):
Common stock. Authorized 75,000,000 shares;
   issued 45,408,464 shares in 2001 and
   45,412,325 shares in 2000 at stated value of
   $1.00 per share                                     45,408         45,412
Additional paid-in capital                             16,437         13,866
Retained earnings                                     249,460        217,149
Accumulated other comprehensive income
   Equity adjustment from foreign currency
    translation                                      (12,659)        (5,062)
   Equity adjustment from additional minimum
pension liability                                     (9,670)            ---
Less cost of common shares in treasury;
14,277,610 in 2001 and 14,267,816 in 2000            (58,307)       (58,111)
                                                 ----------------------------
              Total shareholders' equity              230,669        213,254
                                                 ----------------------------
Contingencies and commitments (notes 1, 11
and 12)
                                                     $884,825       $790,492
                                                 ============================

See accompanying notes to consolidated financial statements.




CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                Year Ended
                                                                 March 31
                                             -------------------------------------------------
                                                     2001            2000              1999
                                             -------------------------------------------------
Cash flows from operating activities:
  Net earnings                                     $34,804          $45,358           $55,626
  Adjustments to reconcile net earnings to
  net cash provided by operating
  activities:
     Depreciation                                   22,193           18,895            14,522
     Amortization of goodwill and other
      intangible assets                             20,641           17,563            12,330
     Provision for bad debts                         3,859            2,473             1,507
     Deferred income taxes                          (5,479)          (3,994)           (1,388)
     Impairment charge                               4,800              ---               ---


  Changes in assets and liabilities net of
   effects from acquisitions and
   dispositions:
     Decrease (increase) in receivables             (8,742)          (8,582)           (6,508)
     Decrease (increase) in inventories            (16,131)          (6,441)           (1,235)
     Decrease (increase) in prepaid expenses           435            5,211            (5,353)
     Increase (decrease) in accounts payable           108          (11,778)           13,831
     Increase (decrease) in accrued Expense         (5,092)           2,395            (9,916)
     Increase (decrease) in income tax
       Liabilities                                   5,818            1,585             4,497
     Other                                           1,856           (2,851)            2,543
                                             ------------------------------------------------
           Net cash flows provided by
            operating activities                    59,070           59,834            80,456
                                             ------------------------------------------------


Cash flows from investing activities:
  Capital expenditures                             (22,437)         (24,039)          (20,036)
  Proceeds from disposition of fixed assets          6,784              641               101
  Sale/(purchase) of available-for-sale
  Securities                                           ---            1,147             (261)
  Acquisitions of businesses                       (88,630)         (26,351)         (175,501)
  Dispositions of businesses                         9,965           11,665               ---
                                             -----------------------------------------------
           Net cash flows used in
           investing Activities                    (94,318)         (36,937)         (195,697)
                                             -----------------------------------------------
Cash flows from financing activities:
  Short-term (repayments) borrowings - net         (14,749)          (1,070)           90,281
  Long-term borrowings                             105,344           17,350           317,355
  Long-term repayments                             (57,633)         (36,940)         (272,311)

  Exercise of stock options                            ---              ---               162
  Acquisition of treasury stock (note 10)             (196)             ---            (3,508)
  Dividends paid                                    (2,493)          (2,133)           (2,011)
                                             ------------------------------------------------

           Net cash flows provided by
           (used in) financing activities           30,273          (22,793)          129,968

Effect of exchange rate changes on cash
  and equivalents                                   (2,595)           2,384               (84)
                                             ------------------------------------------------
Net increase (decrease) in cash and cash
  Equivalents                                       (7,570)           2,488            14,643

Cash and cash equivalents at beginning of
  year (note 1(a))                                 $20,116          $17,628            $4,793
                                             ------------------------------------------------

                                             ------------------------------------------------
Cash and cash equivalents at end of year           $12,546          $20,116           $19,436
                                             ================================================

                                             ================================================
Cash paid for interest                             $33,593          $32,004           $24,705
                                             ================================================

                                             ================================================

                                             ================================================
Cash paid for income taxes                         $20,592          $27,634           $19,872
                                             ================================================

See accompanying notes to consolidated financial statements.


CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

SHAREHOLDERS' EQUITY
(Note 1(h) and 10)
(In thousands)

                                                                            Accumulated
                                                 Additional                     Other                         Total
                                      Common      Paid In      Retained    Comprehensive    Treasury      Shareholders'
                                      Stock       Capital      Earnings         Income         Stock          Equity
                                      -----       -------      --------         ------         -----          ------
Balance at March 31, 1998            45,264        3,833       119,664           (7,843)    (54,603)           106,315
Exercise of stock options                90          341           ---               ---         ---               431
Stock awards                             58        1,343           ---               ---         ---             1,401
Net earnings                            ---          ---        55,626               ---         ---            55,626
Cash dividends                          ---          ---       (2,011)               ---         ---           (2,011)
Non-cash dividends                      ---          ---       (1,539)               ---         ---           (1,539)
Tax benefit (note 6)                    ---        3,579           ---               ---         ---             3,579
Currency translation                    ---          ---           ---             3,230         ---             3,230
Securities holding loss                 ---          ---           ---             (174)         ---             (174)
Shares acquired                         ---          ---           ---               ---     (3,508)           (3,508)
                               ------------ ------------ ------------- ----------------- ----------- ----------------
Balance at March 31, 1999            45,412        9,096       171,740           (4,787)    (58,111)           163,350
                               ------------ ------------ ------------- ----------------- ----------- ----------------

Exercise of stock options               ---           22           ---               ---         ---                22
Stock awards.                           ---          831           ---               ---         ---               831
Net earnings                                         ---        45,358               ---         ---            45,358
Cash dividends                          ---          ---       (2,133)               ---         ---           (2,133)
Change in subsidiary fiscal year end    ---          ---         2,184               ---         ---             2,184
Tax benefit (note 6)                    ---        3,917           ---               ---         ---             3,917
Currency translation                    ---          ---           ---             (449)         ---             (449)
Securities holding gain                 ---          ---           ---               174         ---               174
                                ----------- ------------ ------------- ----------------- ----------- -----------------
Balance at March 31, 2000            45,412       13,866       217,149           (5,062)    (58,111)           213,254
                                ----------- ------------ ------------- ----------------- ----------- -----------------

Exercise of stock options               ---           45           ---               ---         ---                45
Stock awards (cancelled)                (4)         (13)           ---               ---         ---              (17)
Net earnings                            ---          ---        34,804               ---         ---            34,804
Cash dividends                                       ---       (2,493)               ---         ---           (2,493)
Tax benefit (note 6)                    ---        2,539           ---               ---                         2,539
Currency translation                    ---          ---           ---           (7,597)         ---           (7,597)
Additional minimum pension Liability    ---          ---           ---           (9,670)         ---           (9,670)
Shares acquired                         ---          ---           ---               ---       (196)             (196)
                                ----------- ------------ ------------- ----------------- ----------- -----------------
Balance at March 31, 2001            45,408       16,437       249,460          (22,329)    (58,307)           230,669
                                =========== ============ ============= ================= =========== =================

See accompanying notes to consolidated financial statements.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a) Principles of Consolidation. On December 29, 1999, the Corporation issued 6,999,968 shares and share equivalents of its common stock in exchange for all of the outstanding shares of Polyfibron. The Corporation's consolidated financial statements have been prepared to give retroactive effect to the merger between Polyfibron and the Corporation which has been accounted for as a pooling of interests. Accordingly, the consolidated financial statements for the periods prior to the combination have been restated to include the accounts and results of operations of Polyfibron. The combined results of operations for the year ending March 31, 1999 include Polyfibron for the year ending December 31, 1998.

     The Polyfibron subsidiaries, in previous years, reported on a calendar year basis. Their fiscal year was changed beginning with fiscal year 2000, to coincide with the parent corporation. The results of the quarter ended March 31, 1999, earnings of $3,184, less non-cash dividends of $1,000 on revenues of $57,086, were credited directly to retained earnings to effect this changeover. The consolidated statements of cash flows are presented for the year ended March 31, 2000, exclusive of the results of operations for the three months ended March 31, 1999. During this period, net cash and cash equivalents of $4,800 and $13,172 were used for operations and investing activities, respectively, and net cash and cash equivalents of $16,164 were provided by financing activities. The resulting $1,808 decrease in cash and cash equivalents during the period is reflected in the cash and cash equivalents at the beginning of the year for purposes of the consolidated statements of cash flows for the year ended March 31, 2000.
     The accompanying consolidated financial statements include the accounts of the parent corporation and all of its domestic and foreign subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
(b) Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(c) Cash and Cash Equivalents. For the purpose of the consolidated statements of cash flows, the Corporation considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.
(d) Inventories. Inventories are stated at the lower of cost (average moving cost) or replacement market.
(e) Property, Plant and Equipment. Property, plant and equipment are stated at cost. Depreciation and amortization of property, plant and equipment are provided over the estimated useful lives of the respective assets, principally on the straight-line basis. Expenditures for maintenance and repairs are charged directly to expense; renewals and betterments, which significantly extend the useful lives are capitalized. Costs and accumulated depreciation and amortization on assets retired or disposed of are removed from the accounts and the gains or losses resulting therefrom, if any, are credited or charged to earnings.
     Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of (SFAS121) requires the Corporation to assess the carrying value of property, plant and equipment at each balance sheet date. At March 31, 2001 certain assets were considered impaired, because it was determined that, due to continuing losses at a start-up facility, the Corporation would be unable to recover their remaining net book value. Accordingly, a $4,800 charge to earnings was recorded in fiscal 2001 for those assets. These assets, which are primarily used in the production of printed circuit boards, are expected to be taken out of service within the next three to six months.
(f) Intangible Assets. Various intangible assets are amortized on a straight-line basis over their estimated useful lives as determined by an appropriate valuation. The present periods of amortization range between 15 and 40 years for patents and trademarks and between 5 and 30 years for other separately identified intangible assets. Specifically, goodwill is amortized on a straight-line basis over its estimated period of benefit; for smaller businesses generally no longer than 15 years, for divisions of larger corporations generally 25 years and for long established companies generally 40 years. The present goodwill amortization periods range between 5 and 40 years. Accumulated amortization of goodwill was $36,062 and $25,332 at March 31, 2001 and 2000, respectively.
         As required by Statement of Financial Accounting Standards No.
121, Accounting for the Impairment of Long-Lived Assets and Long-Lived
Assets to Be Disposed Of (SFAS121) the Corporation evaluates the carrying value of intangible assets at each balance sheet date to determine if impairment exists based upon estimated undiscounted future cash flows. The impairment, if any, is measured by the difference between carrying value and estimated fair value and charged to expense in the period identified. The remaining amortization periods are periodically evaluated and are revised if considered necessary. The application of this statement had no impact on the Corporation's goodwill or other intangible assets as of March 31, 2001 or 2000.
(g) Employee Benefits. The Corporation sponsors a variety of employee benefit programs, of which most are non-contributory.
  Retirement. Pension, profit sharing and other retirement plans generally are non-contributory and cover substantially all employees. Domestically, the Corporation funds a defined benefit pension plan and, overseas, maintains a defined contribution plan. The projected unit credit actuarial method is used for financial reporting purposes. In addition, the Corporation contributes to profit sharing and employee stock ownership plans, which provide retirement benefits based upon amounts credited to employee accounts within the plans. The Corporation's funding policy for qualified plans is consistent with federal or other regulations and customarily equals the amount deducted for income tax purposes. Foreign subsidiaries contribute to plans, which may be administered privately or by government agencies in accordance with local regulations.
  Post-retirement. The Corporation currently accrues for post-retirement health care benefits for most U.S. employees. The post-retirement health care plan is unfunded.
  Post-employment. The Corporation currently accrues for post-employment disability benefits to employees meeting specified service requirements.
The post-employment benefits plan is unfunded.
(h) Comprehensive Income. Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS130) establishes standards for reporting and display of comprehensive income in the financial statements.
The accumulated currency translation adjustment for foreign operations and adjustment for additional minimum pension liability are shown separately on the Consolidated Balance Sheet.
(i) Fair Value of Financial Instruments. Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments (SFAS107) requires that reporting entities provide, to the extent practicable, the fair value of financial instruments, both assets and liabilities. The carrying amounts for the Corporation's financial instruments approximate fair value because of the short maturity or variable rates of those instruments.
         Interest rate swap agreements are employed by the Corporation to optimize borrowing costs by reducing exposure of possible future changes in interest rates. Net receipts or payments on the swap are accrued and recognized as adjustments to interest expense. The Corporation had foreign currency forward contracts outstanding to reduce its exposure to possible future changes in the Deutsche Mark for which there is a short-term equipment purchase commitment. The estimated fair value of these financial instruments at March 31, 2001 is a liability of $927 based on the quoted market price from the banks holding the instruments.
(j) Foreign Operations. The assets and liabilities of foreign subsidiaries are translated into U.S. dollars at year-end rates of exchange while revenue and expense accounts are translated at weighted-average rates in effect during the periods. Translation of the financial statements resulted in a decrease in equity of $7,597 and $449 in 2001 and 2000, respectively, and an increase in equity of $3,230 in 1999. Foreign currency transactions included in the consolidated statements of earnings resulted in a loss of $475 in 2001 and gains of $352 and $385 in 2000 and 1999, respectively.
(k) Revenue Recognition. Sales, including freight charged to customers, are recorded when products are shipped to the customer. Commissions and royalties are recorded when earned.
(l) Research and Development. Research and development costs, charged to expenses as incurred, were $24,466, $22,548 and $21,500 in 2001, 2000 and 1999, respectively.
(m) Income Taxes. The provision for income taxes includes Federal, Foreign, State and Local income taxes currently payable and those deferred because of temporary differences between the financial statement and tax basis of assets and liabilities and net operating loss (NOL) carry-forwards. No provision for deferred income taxes is made with respect to equity adjustments from foreign currency translation or to undistributed earnings of subsidiaries which, in management's opinion, will be permanently reinvested or repatriated at a minimal tax cost to the Corporation. Foreign tax credits are recorded as a reduction of the provision for Federal income taxes in the year realized.
(n) Stock-based Plans. Effective April 1, 1996, the Corporation adopted the disclosure requirements of Statement of Financial Accounting Standards No.
123, Accounting for Stock Based Compensation (SFAS123). As permitted under SFAS123, the Corporation continues to apply the recognition provisions of APB25, Accounting for Stock Issued to Employees. Accordingly, compensation expense is measured as the difference between the fair value of the shares and the exercise price on the measurement date. Pro forma net income and per share amounts are presented in the Employee Stock Incentive Plans note as if the alternative fair value method of accounting provided for under SFAS123 had been applied to options granted after March 31, 1995.
(o) Common Share Data. Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS128) requires the presentation of basic and diluted earnings per share (EPS). EPS is calculated based upon net earnings available for common shareholders after deduction for preferred dividends.
The computation of basic EPS is based upon the weighted-average number of common shares outstanding during the period. Diluted EPS is computed based upon the weighted-average number of common shares outstanding plus the effect of all dilutive contingently issuable common shares from stock options, stock awards and warrants that were outstanding during the period.
         The following table reconciles basic weighted-average common shares outstanding to diluted weighted-average common shares outstanding:

                                               2001                 2000                1999
                                         -----------------    -----------------    ----------------

Basic                                          31,153,006           31,155,756          31,140,774
Dilutive effect of stock options                  246,027              272,342             279,170
Dilutive effect of warrants                     1,001,352            1,001,352           1,001,352
                                         -----------------    -----------------    ----------------
Diluted                                        32,400,385           32,429,450          32,421,296
                                         =================    =================    ================

(p) Recent Accounting Standards. In 1998, the FASB issued Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS133). The Corporation adopted SFAS133 on April 1, 2001 and will achieve hedge accounting treatment for substantially all of the Corporation's business transactions whose risks are covered using derivative instruments. The hedge accounting treatment provides for the deferral of gains or losses on derivative instruments until such time as the related transactions affect earnings. The Corporation estimates that if it had accounted for its derivatives in accordance with the new standard as of March 31, 2001, liabilities totaling $927 would have been recorded on the balance sheet with an offsetting entry to Accumulated Other Comprehensive Income.

Effective March 31, 2001, the Corporation adopted Emerging Issues Task Force Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs. As a result, freight charged to customers is included in sales and freight expense is included in ST&A. Prior amounts have been restated to conform to the current presentation by reclassifying freight expense of $2,840, $2,034 and $2,197 for 2001, 2000 and 1999, respectively. Freight expense recorded in ST&A expenses was $7,179, $7,008 and $6,284 for 2001, 2000 and 1999, respectively.

(q) Acquisitions. Late in fiscal 2001, the Corporation acquired a 60% interest in Eurocir S.A., a printed circuit board manufacturer based in Spain. The total purchase price of approximately $31,000 was accounted for as a purchase transaction and included inventory, fixed assets and goodwill of approximately $24,000 which is being amortized over 15 years. The consolidated operating results have included the results of Eurocir S.A. since January 1, 2001 and the associated minority interest is reflected in the financial statements at March 31, 2001. The purchase and sale agreement includes a put and call arrangement for the remaining 40% interest which expires after the fifth anniversary of the closing date. The purchase price for the remaining 40% is based on a multiple of earnings from operations before interest, taxes on earnings, depreciation and amortization ("EBITDA") during that period. The acquisition was financed through bank borrowings under the revolving credit facility.

          On June 13, 2000, the Corporation acquired the assets, subject to certain liabilities, of the digital graphics business unit of VirtualFund.com, Inc. and those results are included in the consolidated operating results since that date. The acquisition was financed through bank borrowings under the revolving credit facility. The total purchase price of approximately $47,000 was accounted for as a purchase transaction and included inventory, fixed assets, goodwill and other intangible assets. The goodwill and intangibles of approximately $25,000 and $17,000, respectively, are being amortized over 15 years.

          The following unaudited pro forma summary of consolidated results is presented as if these acquisitions had occurred on April 1, 1999 after giving effect to certain pro forma adjustments, including recognition of additional interest expense on debt to acquire the business, amortization of goodwill and other intangibles, the effects of purchase price allocations and related tax effects.

(In thousands except per share
amounts)

(unaudited)                                          2001            2000
                                                     ----            ----
Net sales                                        $857,769        $893,975
Net earnings                                      $34,337         $43,422
Diluted, earnings per share                         $1.06           $1.34

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results which would have occurred if the acquisitions had commenced at that date, nor are they indicative of future results.

          On December 29, 1999, the Corporation issued 6,999,968 shares and share equivalents of its common stock in exchange for all outstanding shares of Polyfibron, a specialty chemical manufacturer for the graphic arts industries. This business combination has been accounted for as a pooling-of-interests combination and, accordingly, the consolidated financial statements for the periods prior to the combination have been restated to include the accounts and results of operations of Polyfibron.

          In December 1998 the Corporation closed its cash tender offer whereby it acquired approximately 95% of the outstanding shares of W. Canning, plc. The Corporation acquired the remaining shares through a statutory compulsory procedure completed February 5, 1999, thereby acquiring the international specialty chemical company. Based in Birmingham, England, the business consists principally of the manufacture, sale and technical servicing of proprietary products including surface finishing, offshore fluids, sealants and adhesives and fuel and water additives. The total purchase price of approximately $160,000, including closing costs, included inventory, fixed assets, goodwill (approximately $87,000) and other intangibles (approximately $36,000) and was accounted for as a purchase transaction. The goodwill is being amortized over 40 years while the other separately identifiable intangibles are being amortized over periods ranging between 6 and 40 years. The goodwill reflects adjustments necessary to allocate the purchase price to the fair value of the assets acquired, liabilities assumed and additional purchase liabilities recorded. The additional liabilities recorded include approximately $9,000 for reorganization costs associated with planned elimination of duplicate staffing and facilities in the United Kingdom, France, Germany and the United States, and $2,000 for environmental costs (explained more fully in note #12, Contingencies). At March 31, 2001, liabilities of $2,092 for reorganization and $1,880 for environmental remained on the Consolidated Balance Sheet.



          The following table shows the acquisition reserves balance included in other accrued liabilities on the consolidated balance sheets at March 31, 2001. The activity is shown cumulative since inception and fiscal 2001 activity included amounts paid of $621:

(In thousands)

Description                  Inception          Paid           Adjustments           2001
-----------------------   ---------------------------------------------------------------------

U.S. facilities                   $3,550           $2,954             $1,035            $1,631
Overseas facilities                  650               73              (150)               427


U.S. redundancies                    700            1,166                500                34
Overseas redundancies              1,350            3,950              2,600                 0


U.S. environmental                 2,000              120                  0             1,880
                          ---------------------------------------------------------------------
Total                             $8,250           $8,263             $3,985            $3,972
                          ======================================================================



(r) Restructuring Charges. The Corporation embarked on a restructuring program during the second quarter of fiscal 2001 in effort to strategically reposition its operations for both Graphic Arts and Advanced Surface Finishes. Acquisitions over the past two years had significantly increased the operations and the Corporation took action to reduce its cost structure. In connection with these actions, restructuring charges of $6,663 were recorded during the second through the fourth quarters of fiscal 2001. The restructuring activities primarily related to severance for management and office support redundancies.

          The charge included cash payments of $3,980 for severance and other charges of $363 for asset write-off and lease costs. Remaining balances recorded at March 31, 2001 totaled $2,320, which will be relieved throughout fiscal 2002 as the payments become contractually due. The following table shows the detail of the restructuring reserves balance included in other accrued liabilities on the consolidated balance sheet at March 31, 2001:


Description                             Charge    Payments    Balance
-----------                             ------    --------    -------
Severance                               $6,133      $3,980     $2,153
Lease cancellation/Asset write-offs        530         363        167
                                     ---------- ----------- ----------
  Total                                 $6,663      $4,343     $2,320
                                     ========== =========== ==========

2.INVENTORIES

The major components of inventory at March 31 were as follows:
(In thousands)
                                             2001          2000
                                         ------------- -------------

Finished goods                                $75,788       $65,338
Raw materials and supplies                     47,578        38,399
Equipment                                      18,147        11,865
                                         ---------------------------
                                             $141,513      $115,602
                                         ===========================


3.PROPERTY, PLANT AND EQUIPMENT

The major components of property, plant and equipment (at cost) at March 31 were as follows: (In thousands) 2001 2000 ----------------- -------------

Land and improvements                                   $14,886       $14,204
Buildings and improvements                               82,196        86,087
Machinery, equipment and fixtures                       198,774       153,030
                                                ------------------------------
                                                        295,856       253,321
Less accumulated depreciation and amortization          112,278        99,172
                                                ------------------------------
  Net property, plant and equipment                    $183,578      $154,149
                                                ==============================


4.NOTES PAYABLE
Notes payable at March 31, 2001 consisted of $11,748 of outstanding borrowings under available lines of credit aggregating approximately $75,000. The terms of the lines of credit generally provide for interest rates at or below the prime rate on the date of borrowing domestically and, for foreign company borrowings, rates that vary with base rates in each currency. The lines of credit can be withdrawn at any time at the option of the banks. The weighted average interest rates on short-term borrowings outstanding were 5.2% and 5.0% at the end of 2001 and 2000, respectively.

5.EMPLOYEE BENEFIT & STOCK OPTION PLANS

Pension, Post-retirement & Post-employment Benefits

The Corporation has defined benefit pension, defined contribution profit sharing and employee stock ownership plans for substantially all its domestic employees. Aggregate amounts charged to earnings for these plans were $2,347, $3,175 and $3,010 in 2001, 2000 and 1999, respectively.

Pension. The domestic pension plan provides retirement benefits based upon years of service and compensation levels. Plan assets at fair value consist primarily of listed stocks, bonds and guaranteed investment contracts, and included 393,255 shares of the Corporation's common stock having a market value of $7,110 and $10,421 at March 31, 2001 and 2000, respectively. The Corporation also has a retirement and death benefit plan, covering employees located in Great Britain. As of April 6, 1997, this plan converted from a defined benefit to a defined contribution basis for pensionable service after that date. The obligation has been recognized for past service benefits, which continue on the defined benefit basis. The Corporation's other foreign subsidiaries maintain benefit plans that are consistent with statutory practices and are not significant.

Post-retirement benefits. The Corporation sponsors a defined benefit post-retirement medical and dental plan (unfunded) that covers all of its domestic full-time employees, hired prior to April 1, 1997, who retire after age 55 with at least 10 to 20 years of service (depending upon the date of hire). Employees retiring after March 31, 1998 are required to contribute the full cost of the plan until they reach age 65. At age 65 the Corporation will contribute a portion of the cost. The Corporation's subsidy level is subject to a cap which increases 3% each year. Retirees will be required to contribute the plan cost in excess of the cap in addition to other required contributions. In fiscal 2001, the recorded actuarial loss results primarily from a reduction in employee contribution requirements.

          The projected benefit obligation for the post-retirement plan at March 31, 2001 comprised 26% retirees, 4% fully eligible active participants and 70% other active participants. The annual increase in cost is 3% for post-retirement medical benefits (no assumed rate increase for dental benefits since it is a scheduled plan) since the Corporation's contributions are at the defined cap. The medical cost trend rate assumption has no effect on the amounts reported due to the cap on contributions paid by the Corporation.

Post-employment benefits. The Corporation sponsors a defined benefit, post-employment compensation continuation plan that covers all of its full time domestic employees. Employees who have completed at least six months of service, become permanently disabled and are unable to return to work are eligible to receive a benefit under the plan. The benefit may range from one week to a maximum of six months of compensation. The estimated ongoing additional after-tax annual cost is not material.

The following table sets forth the components of the pension and post-retirement benefit plans with respect to the Consolidated Balance Sheets for the years ended March 31:

(in thousands)

                                                                                         Post
                                     Pension                                           Retirement
                                     Benefits                                           Benefits
                                     -----------------------------------------------------------------------
                                       2001                    2000                      2001         2000
                                       ----                    ----                      ----         ----
                                     Domestic     Foreign    Domestic      Foreign      Domestic    Domestic
                                     --------     -------    --------      -------      --------    --------
Reconciliation of Projected
Benefit Obligation:
Projected benefit obligation
at beginning of year                  $33,117     $43,894     $35,226      $43,764        $3,966      $4,448
Service cost (benefits earned
during the period)                      3,056         735       1,812          761           109          84
Interest cost on the projected
benefit obligation                      2,482       2,357       2,341        2,596           387         286
Plan participants contribution              0         289           0          161             0           0
Liability increase due to transfers         0       3,965           0            0             0           0
Actuarial (gain)/loss excluding
assumption change                        (490)        388          (9)           0         1,294          96
Actuarial (gain)/loss due to
assumption change                       2,605           0      (5,106)           0           275        (433)
Benefits paid                          (1,341)       (922)     (1,147)      (2,058)         (499)       (515)
Curtailment gain                         (365)          0           0            0             0           0
Translation difference                      0      (3,669)          0       (1,330)            0           0
                                     -------------------------------------------------------------------------
Projected benefit obligation at
End of year                            39,064      47,037      33,117       43,894         5,532       3,966
                                     -------------------------------------------------------------------------

Reconciliation of Fair Value
of Plan Assets:
Fair value of plan assets at
beginning of year                      40,061      44,186      41,743       46,695             0           0
Actual return on plan assets (net
of expenses)                           (3,913)     (3,146)       (535)         (48)            0           0
Transfers                                   0       3,965           0            0             0           0
Employer contribution                       0         490           0          288           499         515
Plan participants contribution              0         289           0          161             0           0
Benefits paid                          (1,342)       (922)     (1,147)      (2,058)         (499)       (515)
Translation difference                     0       (3,817)           0        (852)            0           0
                                     -------------------------------------------------------------------------
Fair value of plan assets at
end of year                            34,806      41,045      40,061       44,186             0           0
                                     -------------------------------------------------------------------------


Funded Status:
Funded status                          (4,258)     (5,992)      6,944          292        (5,532)     (3,966)
Unrecognized net actuarial
(gain)/loss                             4,058       9,670      (5,690)       3,039         1,720         231
Unamortized prior service cost            127           0         211            0             0           0

Unrecognized transition
obligation (asset)/obligation               0           0        (229)           0             0           0
                                     -------------------------------------------------------------------------

Net amount recognized                     (73)      3,678       1,236        3,331        (3,812)     (3,735)



Amounts recognized in the
Consolidated Balance Sheet
consists of:
Accrued benefit liability                 (73)     (5,992)      1,236        3,331        (3,812)     (3,735)
Accumulated other
comprehensive income                        0      9,670            0            0             0           0
                                     -------------------------------------------------------------------------
Net amount recognized                    $(73)     $3,678      $1,236       $3,331       $(3,812)    $(3,735)
                                     =========================================================================

Weighted Average Assumptions:
Discount rate                           7.25%        6.0%       7.75%         6.0%         7.25%       7.75%
Rate of compensation increase            5.0%        4.5%        5.0%         4.5%           N/A         N/A
Long-term rate of return on
assets                                   9.0%        8.0%        9.0%         8.0%           N/A         N/A
Annual increase in cost of
medical benefits                          N/A         N/A         N/A          N/A          3.0%        3.0%



The following table sets forth the components of the pension and post-retirement benefit plans with respect to the Consolidated Statements of Earnings for the years ended March 31:

(in thousands)

                          Pension                                                                    Post
                          Benefits                                                                 Retirement
                                                                                                    Benefits

                            2001                   2000                      1999                     2001       2000      1999
                            ----                   ----                      ----                     ----       ----      ----
                          Domestic   Foreign     Domestic    Foreign       Domestic     Foreign     Domestic   Domestic  Domestic

Net Periodic Benefit
Expense:
Service cost
(benefits earned
during the period)        $ 3,056       $ 735      $1,812       $ 761      $ 1,477         $ 211        $109        $84        $83
Interest cost on the
projected
benefit obligation          2,482       2,357       2,341       2,596        2,155           836         387        286        296
Expected return on
plan
 assets                    (3,540)     (3,165)     (3,700)     (3,735)      (3,256)       (1,080)          0          0          0
Amortization of
prior service
cost                           58           0          58           0           58             0          80         10          0
Amortization of
transition
obligation                   (229)          0        (229)          0         (229)         (168)          0          0          0
Recognized actuarial
 (gain)/loss                 (179)                    (47)                     (87)           15           0          0          0
                                         (117)                   (324)
Curtailment gain             (339)          0           0           0            0             0           0          0          0

                          ---------------------------------------------------------------------------------------------------------
Net periodic benefit      $ 1,309       $(190)      $ 235       $(702)     $   118         $(186)      $ 576      $ 380      $ 379
cost                      =========================================================================================================

EMPLOYEE STOCK INCENTIVE PLANS 1992 Plan: In 1993, the Corporation adopted a non-qualified stock option plan, approved by shareholders in July 1992 (the 1992 plan), for the issuance of up to 2,700,000 shares under which certain employees have been granted options totaling 2,545,565. Options granted under the 1992 plan generally are exercisable, at a price equal to two-thirds of the market price at the grant date, during a four-year period beginning with the grant date. The options are exercisable into restricted shares of common stock, which cannot be sold or transferred, except back to the Corporation at cost, during the four-year period commencing with the exercise date.

          Compensation expense, which is equal to the difference between the fair market value on the date of an option grant and the exercise price of shares, which may be purchased thereunder, is amortized over a six-year period. During 2001, 2000 and 1999, compensation expense relating to this plan was $45, $22, and $317, respectively.

1995 Plan: In 1996, the Corporation adopted a non-qualified equity incentive plan, approved by the shareholders in July 1995 (the 1995 plan), for the issuance of up to 900,000 shares under which certain employees have been granted a total of 472,947 restricted shares, having market prices of between $4-3/4 and $38-5/16 on the dates of grant. All shares of restricted stock issued under the 1995 plan must be held and cannot be sold or transferred, except to the Corporation for a period of four years from the date of the award. No compensation expense was charged during 2001. During 2000 and 1999, compensation expense relating to this plan was $831 and $1,311, respectively.

1998 Plan: In 1999, the Corporation adopted a non-qualified stock option plan, approved by shareholders in July 1999 (the 1998 plan), for the issuance of up to 1,500,000 shares under which certain employees have been granted options totaling 1,006,650. Options granted under the 1998 plan generally are exercisable, at a price equal to a one-third premium over market price at the date of grant, during a ten-year period beginning with the grant date. The options are exercisable into unrestricted shares of common stock, except as otherwise provided, under the terms of the plan, at the time of grant.

          Options issued under the Corporation's stock incentive plans and outstanding at March 31, 2001 have exercise prices ranging from $1.79 to $55.50, expiring periodically through fiscal 2010, summarized in the following table as of March 31:

                                         Number          Weighted-Average
                                       of Options         Exercise Price
                                      --------------    --------------------

Outstanding March 31, 1998                  540,000                   $1.89
1999 activity:
   Granted                                   12,065                  $21.81
   Exercised                               (90,000)                   $1.79
   Forfeited                                      0                       -
   Outstanding at March 31, 1999            462,065                   $2.42
   Exercisable at March 31, 1999            462,065                   $2.42

2000 activity:
   Granted                                  741,650                  $47.44
   Exercised                                      0                       -
   Forfeited                                      0                       -
   Outstanding at March 31, 2000          1,203,715                  $30.16
   Exercisable at March 31, 2000          1,203,715                  $30.16

2001 activity:

   Granted                                  265,000                  $30.33
   Exercised                                      0                       -
   Forfeited                                      0                       -
   Outstanding at March 31, 2001          1,468,715                  $30.30
   Exercisable at March 31, 2001          1,468,715                  $30.30


The following table summarizes information about fixed stock options outstanding and exercisable at March 31, 2001:

     Exercise           Number          Weighted-Average     Weighted-Average
      Prices          Outstanding        Remaining Life       Exercise Price
----------------  ----------------    -------------------  -------------------

   $1.79-$2.00            450,000              2.6 years               $1.90
  $30.33-$32.75           277,065              8.7 years              $30.44

  $45.00-$55.50           741,650              8.1 years              $47.44
                  ----------------    -------------------  -------------------
                        1,468,715              6.4 years              $30.30

Had the Corporation used the fair value-based method of accounting for its stock option plans (beginning in 1996) and charged compensation cost against income, over a period consistent with the terms of the grant, based on the fair value at the date of grant, net earnings and net earnings per common share for 2001, 2000 and 1999 would have been reduced to the following pro forma amounts:

(In thousands, except per share amounts)
                                         2001        2000        1999
                                       --------    --------    --------

Net earnings available for common
  shareholders
   As reported                         $34,804      $45,358     $55,626
   Pro forma                           $33,614      $40,377     $55,600

Net earnings per common share
  Basic
   As reported                           $1.12        $1.46       $1.79
   Pro forma                             $1.08        $1.30       $1.79
Diluted
   As reported                           $1.07        $1.40       $1.72
   Pro forma                             $1.04        $1.25       $1.71

The pro forma information above includes stock options granted since April 1, 1995. Effects of applying FAS 123, using the fair value-based method of accounting, is not representative of the pro forma effect on earnings in future years because it does not take into consideration pro forma compensation expense related to stock options granted prior to 1996.

          The weighted-average grant-date fair value of options for those granted in 2001 was $6.96 and for those granted in 2000 was $14.51 as determined by utilizing the Black-Scholes option-pricing model and the following key assumptions:

                                         2001        2000        1999
                                       --------    --------    --------

Risk-free interest rate                   6.50%       6.21%       5.15%
Expected option life                    6 years    10 years     6 years
Expected volatility                       30.0%       33.3%       46.3%
Dividend yield                             0.4%        0.3%        0.2%


6.INCOME TAXES

Income tax expense attributable to income from operations for the years ended March 31 consisted of:

(In thousands)

                            Current            Deferred            Total

                         ----------------------------------------------------

                                                 2001
                                                 ----
U.S. Federal                     $4,981           $(1,758)             $3,223
State and local                     939              (363)                576
Foreign                          19,692            (3,358)             16,334
                         ----------------------------------------------------
        Totals                  $25,612           $(5,479)            $20,133
                         ====================================================
                                                 2000
                                                 ----
U.S. Federal                    $14,969           $(4,100)            $10,869
State and local                   2,078              (883)              1,195
Foreign                          14,879               989              15,868
                         ----------------------------------------------------
        Totals                  $31,926           $(3,994)            $27,932
                         ====================================================
                                                 1999
                                                 ----
U.S. Federal                    $15,294           $(1,958)            $13,336

State and local                   2,974              (262)              2,712
Foreign                          10,961               832              11,793
                         ----------------------------------------------------
        Totals                  $29,229           $(1,388)            $27,841
                         ====================================================


Income tax expense differed from the amounts computed by applying the U.S. Federal statutory tax rates to pretax income from operations for the years ended March 31 as a result of the following:

(In thousands)
                                       2001            2000            1999
                                   -------------------------------------------

U.S. Federal statutory tax rate            35%            35%            35%
                                   ===========================================
Taxes computed at U.S.
   statutory rate                     $19,148        $26,970        $29,115
State income taxes, net of
   Federal benefit                        375            777          1,762
Foreign tax rate differential          (2,401)        (1,368)           106
Non-deductible goodwill                 2,250          1,922             25
Acquisition costs                          --          1,043             --
Reduction of valuation reserve             --             --          (1,107)

Other, net                                761         (1,412)         (2,060)
                                   -------------------------------------------
   Actual income taxes                $20,133        $27,932         $27,841
                                   ===========================================
Effective tax rate                       36.8%          36.3%           33.4%
                                   ===========================================


          Earnings before income taxes included foreign earnings of $50,584, $56,283 and $31,907 for 2001, 2000 and 1999, respectively.

          The Corporation has not recognized a deferred tax liability for the undistributed earnings of foreign subsidiaries that arose in 2001 and prior years because the Corporation does not expect to repatriate those earnings in the foreseeable future. A deferred tax liability will be recognized when the Corporation expects that it will recover those earnings in a taxable transaction, such as through receipt of dividends, net of foreign tax credits, or sale of the investment. At March 31, 2001, the undistributed earnings of those subsidiaries were approximately $133,656. A determination of the deferred tax liability relating to the undistributed earnings of foreign subsidiaries is not practical.

          The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at March 31 are:

(In thousands)
                                                 2001             2000
                                           -----------------------------------

Deferred tax assets:
  Accounts receivable, primarily due to
   allowance for doubtful accounts                   $2,670          $ 1,675
  Inventories                                         4,554            3,747
  Accrued liabilities                                 5,698            2,859
  Acquisition accrued liabilities                     7,101            6,446
  Employee benefits                                   6,214            4,567
  Foreign tax credits                                 1,505            1,896
  Foreign losses                                      5,820            6,219
  Other                                               7,834            8,347
                                           -----------------------------------
     Total gross assets                              41,396           35,756
     Valuation reserve                               (5,820)          (6,218)
        Total gross deferred tax assets              35,576           29,538
Deferred tax liabilities:
  Plant and equipment, primarily due to
   depreciation.                                      4,195            2,172
  Purchase accounting                                12,537           13,622
  Other                                               7,276            7,655
                                           -----------------------------------

     Total gross deferred tax liabilities            24,008           23,449
                                           -----------------------------------
        Net deferred asset/(liability)             $ 11,568          $ 6,089
                                           ===================================

          During fiscal 2001, 2000 and 1999 the lapse of restrictions upon stock exercised under the stock option and award plans resulted in a tax benefit of $2,539, $3,917 and $3,579, respectively, which were recorded as increases to additional paid-in capital. The release of the valuation reserve for taxes in the amount of $398 was recorded as a decrease to goodwill. The Corporation has state NOL's of $17,064 and foreign NOL's of $12,406 available for utilization in the future. The carry-forward lives of these range from 5 years to unlimited.

7.VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

The major components of the allowance for doubtful receivables at March 31 were as follows:

(In thousands)

          Balance         Addi-          Addi-         Deduc-       Balance
            at            tions          tions         tions*         at
         Beginning       Charged         Due to                       End
         of Period         to           Acquisi-                      of
                         Earnings        tions                      Period
        ------------    -----------     ---------     ---------    ----------

2001        $10,541         $3,859       $ 894          $3,536       $11,758
        ============    ===========     =========     =========    ==========
2000        $10,217         $2,473          --          $2,149       $10,541
        ============    ===========     =========     =========    ==========
1999         $6,756         $1,507        $2,820         $ 866       $10,217
        ============    ===========     =========     =========    ==========

* Bad debts charged off less recoveries and translation adjustments.

8.LONG-TERM OBLIGATIONS
Long-term obligations at March 31 consisted of the following:

(In thousands)
                                                    2001              2000
                                               -------------------------------

Term loan, unsecured, variable
  interest (7.94% at March 31, 2001) due in
   quarterly installments to 2005                   $143,299          $166,970
Acquisition facility, unsecured, variable
  interest (7.39% at March 31, 2001) due
   in quarterly installments to 2005                  47,973            62,379
Debenture, 3.5% interest due in quarterly
  installments to 2004                                    85               143
Term loan, unsecured, variable interest
  (7.94% at March 31, 2001) due in
   quarterly installments to 2005                     98,273           111,864
Revolving loan, unsecured, variable
  interest, due in 2005
     6.14% at March 31, 2001                          39,738            51,596
     6.14% at March 31, 2001                          12,106             7,604
     6.14% at March 31, 2001                          28,496                --
     7.01% at March 31, 2001                          64,000                --
Term loan, collaterized, variable interest
(8.94% at March 31, 2001) due in
 quarterly installments to 2006                        9,812                --
Term loan, collaterized, variable interest
  (6.14% at March 31, 2001) due in
   quarterly installments to 2006                      1,499                --

Term loan, unsecured, variable interest
  (5.64% at March 31, 2001) due in
   quarterly installments to 2008                      8,493                --
Capitalized lease obligations                          3,728             1,974
Other, due in varying amounts to 2008                  3,634             4,167
                                               -------------------------------
Total long-term obligations                          461,136           406,697
Less current portion                                  68,517            46,349
                                               -------------------------------
Long-term portion                                   $392,619          $360,348
                                               ===============================


Minimum future principal payments on long-term obligations subsequent to March 31, 2001 are as follows:
(In thousands)


         2002                     $68,517
         2003                      88,814
         2004                     236,778
         2005                      63,671
         2006                       2,145
         Thereafter                 1,211
                            --------------
         Total                   $461,136
                            ==============


          The term loans, acquisition facility and revolving credit facility bear interest at a variable rate, which is based on a ratio of the Corporation's debt to earnings before certain expenses. The rates were set on March 31, 2001, at 1.50% above the London interbank market rate ("LIBOR"). U.S. LIBOR which was 6.44% for the U.S. dollar term loans, U.K. LIBOR which was 5.89% for the pound sterling acquisition facility and EUROBOR which was 4.64% for the Italian Lira, French Franc, Spanish Pesetas and Euro borrowings. The European borrowings are payable in Euros under the revolving credit facility. At March 31, 2001 the effective interest rate was 7.94% for the U.S. dollar term loan, 7.39% for the pound sterling acquisition facility and 6.14% for the Euro revolving loan facility. Under these loans, the most restrictive covenants provide that earnings before interest and taxes as a ratio to interest expense must be greater than 2.5 to 1; consolidated net worth must be at least $172,188 and the total debt must not exceed 350% of net worth.

          The $215,000 committed revolving credit facility expires in 2005. The Corporation can borrow in foreign currencies and U. S. dollars on this facility. Commitment fees under the revolving credit lines are variable, ranging from 37.5 to 150 basis points on the unused balance.

          The Corporation has entered into interest rate swap agreements for the purpose of reducing its exposure to possible future changes in interest rates applicable to the term and revolving loans. The fixed rates are compared to the applicable three-month LIBOR rates as a basis for payment, or receipt of the rate differential as applied to the notional amount of each swap transaction. Pursuant to the terms of certain of the agreements the Corporation has notional coverage for the following:

         Notional US dollar coverage $18,214 expires June 29, 2001 compares fixed 5.6300% rate to US LIBOR Notional US dollar coverage $25,000 expires December 31, 2002 compares fixed 5.5375% rate to US LIBOR Notional US dollar coverage $25,000 expires December 31, 2005 compares fixed 5.5950% rate to US LIBOR Notional (GB pound 32,143) US dollar coverage $45,511 expires December 31, 2001 compares fixed
            5.4180% rate to UK LIBOR
         Notional (Euro 7,747) US dollar coverage $6,801 expires June 30,
            2004 compares fixed 4.9000% rate to EUROBOR
         Notional (Euro 7,747) US dollar coverage $6,801 expires September
            30, 2005 compares fixed 5.1240% rate to EUROBOR
         Notional (Euro 6,817) US dollar coverage $5,986 expires June 30,
            2005 compares fixed 4.8825% rate to EUROBOR

9.SEGMENT REPORTING

The Corporation provides development, manufacture and technical service for a large variety of specialty chemical processes and related equipment in two reportable operating segments: Advanced Surface Finishes and Graphic
Arts. In addition, the Corporation operates a third reportable segment for the design and manufacture of printed circuit boards. These three segments under which the Corporation operates on a worldwide basis are managed separately as each segment has differences in technology and marketing strategies. The chemicals supplied by Advanced Surface Finishes are used for a broad range of purposes including finishing metals and non metallic surfaces, electro-plating metal surfaces, etching, imaging, metalization, offshore fluids and cleaning. The chemicals supplied by Graphic Arts are used for diverse purposes including offset blankets, printing plates, textile blankets and rubber-based covers for industrial rollers used in the printing industry. The Electronics Manufacturing segment produces a wide variety of single-sided and double-sided printed circuit boards.

          The business segments reported below are the segments of the Corporation for which separate financial information is available and for which operating results are reviewed by executive management to assess performance of the Corporation. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies, Note 1.

          Net sales for all of the Corporation's products fall into one of the three business segments. The business segment results of operations include certain operating costs, which are allocated based on the relative burden each segment bears on those costs. Operating income amounts are evaluated before amortization of intangible assets and non-recurring charges. The business segment identifiable assets which follow are reconciled to total consolidated assets including unallocated corporate assets which consist primarily of deferred tax assets, equity method investments and certain other long term assets not directly associated with the support of the individual operations.

Worldwide operations are summarized by business segment in the following tables:

                                    2001            2000            1999
                                --------------------------------------------

Net sales to unaffiliated
customers:
Graphic Arts                       $311,767        $293,459        $266,774
Advanced Surface Finishes           447,875         464,621         346,027
Electronics Manufacturing            35,134               0               0
                                --------------------------------------------
Consolidated Net Sales             $794,776        $758,080        $612,801
                                ============================================
Operating Profit:
Graphic Arts                        $48,045         $58,143         $59,818
Advanced Surface Finishes            81,626          76,067          58,930
Electronics Manufacturing            (9,978)              0               0
                                --------------------------------------------
                                    119,693         134,210         118,748
Amortization of Intangibles         (20,641)        (17,563)        (12,330)
Merger Costs                         (1,473)         (7,617)              0
Restructuring Costs                  (6,663)              0               0
                                --------------------------------------------
Consolidated Operating Profit       $90,916        $109,030        $106,418
                                ============================================
Amortization:
Graphic Arts                        $ 8,788         $ 7,030         $ 6,445
Advanced Surface Finishes            11,484          10,533           5,885
Electronics Manufacturing               369               0               0
                                --------------------------------------------
Consolidated Amortization           $20,641         $17,563        $ 12,330
                                ============================================
Depreciation:
Graphic Arts                        $ 9,481         $ 9,815         $ 8,375
Advanced Surface Finishes             9,219           9,026           6,059
Electronics Manufacturing             3,282               0               0
Corporate-wide                          211              54              88
                                --------------------------------------------
Consolidated Depreciation           $22,193         $18,895         $14,522
                                ============================================
Capital Expenditures:
Graphic Arts                         $4,832         $11,826        $ 15,286
Advanced Surface Finishes            11,534          10,108           4,750
Electronics Manufacturing             2,781               0               0
Corporate-wide                        3,290           2,105               0
                                --------------------------------------------
Consolidated Capital Spending.      $22,437         $24,039         $20,036
                                ============================================
Identifiable Assets:
Graphic Arts                       $345,849        $314,215        $321,553

Advanced Surface Finishes           426,869         453,714         392,065
Electronics Manufacturing            91,665               0               0
Corporate-wide                       20,442          22,563          23,671
                                --------------------------------------------
Consolidated Assets                $884,825        $790,492        $737,289
                                ============================================


Worldwide operations are summarized by geographic region (determined by customer location) in the following table:
(In thousands)

                               United States    Other Americas     Europe     Asia Pacific   Consolidated
                               -------------    --------------    --------    ------------   ------------

2001
----
Net sales to unaffiliated
customers                         $370,199             $28,019    $261,141        $135,417      $794,776
Operating profit                    28,496               6,966      31,421          24,033        90,916
Identifiable assets                364,182              16,224     416,717          87,702       884,825

2000
----
Net sales to unaffiliated         $361,780             $28,687    $246,300        $121,313      $758,080
customers

Operating profit                    53,780               7,804      27,736          19,710       109,030
Identifiable assets                337,332              13,592     365,363          74,205       790,492

1999
----
Net sales to unaffiliated         $344,918             $22,946    $156,383         $88,554      $612,801
customers

Operating profit                    71,319               6,207      17,396          11,496       106,418
Identifiable assets                377,830               5,830     292,255          61,374       737,289


10.COMMON AND TREASURY STOCK
The Corporation's Restated Certificate of Incorporation provides for 75 million authorized common shares. Common shares issued are summarized in the following table at March 31:

                                                        Shares
                                  ---------------------------------------
                                     2001          2000           1999
                                  ---------------------------------------

Common Stock:
Balance - beginning of year       45,412,325    45,411,775     45,264,104
Shares issued - stock options             --            --         90,000
Shares issued - stock awards              --           550         57,671
Shares cancelled - stock awards       (3,861)           --             --
                                  ---------------------------------------
                                  ---------------------------------------
Balance - end of year             45,408,464    45,412,325     45,411,775
                                  =======================================

          As of March 31, 2001, there are 1,001,352 shares of the Corporation's common stock, which are issuable upon exercise of warrants held by Citicorp Mezzanine Partners, L.P. ("Citicorp"). Under the terms of the warrants Citicorp may purchase the common shares at an exercise price of approximately $.001 per share, at any time between December 29,1999 and December 29, 2004, inclusive. On May 1, 2001, the Corporation issued 311,520 common shares upon the exercise of the same number of warrants by Citicorp and cancellation of 18 warrants to cover the exercise price, leaving 689,814 warrants outstanding. The Board of Directors, on July 22, 1998, authorized the purchase of up to 1,000,000 shares of the Corporation's common stock. On November 16, 1999, the Board of Directors reduced this authorization to 200,000, to be acquired through open market purchases or privately negotiated transactions from time to time. Any future repurchases under this authorization will depend on various factors, including the market price of the shares, the Corporation's business and financial position and general economic and market conditions. Additional shares acquired pursuant to such authorization will be held in the Corporation's treasury and will be available for the Corporation to issue without further shareholder action (except as required by applicable law or the rules of any securities exchange on which the shares are then listed). Such shares may be used for various Corporate purposes, including contributions under existing or future employee benefit plans, the acquisition of other businesses and the distribution of stock dividends. At March 31, 2001, there was a balance of such outstanding authorizations totaling 174,326 shares.

                                                   Shares
                               ----------------------------------------------
                                    2001            2000           1999
                               ----------------------------------------------

Treasury Stock:
Balance - beginning of year        14,267,816      14,267,816     14,169,582
Shares acquired                         9,794              --         98,234
                               ----------------------------------------------
Balance - end of year              14,277,610      14,267,816     14,267,816
                               ==============================================


11.LEASE COMMITMENTS
The Corporation leases certain warehouse space, transportation, computer and other equipment, which expire at various dates through 2007. In addition, the Corporation has leased equipment at customers, which are generally subject to sublease agreements. Contingent rentals are paid for warehouse space on the basis of the monthly quantities of materials stored and for transportation and other equipment on the basis of mileage or usage. Total rental expense amounted to $8,662, $9,044, and $7,993 in 2001, 2000 and 1999, respectively, of which $1,594, $1,372, and $1,296, respectively, were contingent rentals.

          Minimum lease commitments under operating leases for the fiscal years subsequent to March 31, 2001 are as follows:

(In thousands)

                    Commitments          Sublease        Net Commitments
                 ------------------    -------------    ------------------

2002                        $6,414           $1,412                $5,002
2003                         3,368              368                 3,000
2004                         1,042              167                   875
2005                           375               --                   375
2006                           118               --                   118
Thereafter                      84               --                    84
                 ---------------------------------------------------------
   Total                   $11,401           $1,947                $9,454
                 =========================================================

12.CONTINGENCIES
          As manufacturers and distributors of specialty chemicals and systems, the Corporation is subject to extensive U.S. and foreign laws and regulations relating to environmental protection and worker health and safety, including those governing: discharges of pollutants into the air and water; the management and disposal of hazardous substances and wastes; and the cleanup of contaminated properties.

          The Corporation has incurred, and will continue to incur, significant costs and capital expenditures in complying with these laws and regulations. The Corporation could incur significant additional costs, including cleanup costs, fines and sanctions and third-party claims, as a result of violations of or liabilities under environmental laws. In order to ensure compliance with applicable environmental, health and safety laws and regulations, the Corporation maintains a disciplined environmental and occupational safety and health compliance program, which includes conducting regular internal and external audits at its plants to identify and categorize potential environmental exposure.

          The Corporation's nature of operations and products (including raw materials) exposes it to the risk of liabilities or claims with respect to environmental cleanup or other matters, including those in connection with the disposal of hazardous materials. The Corporation has been named as a potentially responsible party ("PRP") at three Superfund sites. There are many other PRPs involved at each of these sites. The Corporation has recorded its best estimate of liabilities in connection with site clean-up based upon the extent of its involvement, the number of PRPs and estimates of the total costs of the site clean-up that reflect the results of environmental investigations and remediation estimates produced by remediation contractors. While the ultimate costs of such liabilities are difficult to predict, the Corporation does not expect that its costs associated with these sites will be material.

          In addition, some of the Corporation's facilities have an extended history of chemical processes or other industrial activities. Contaminants have been detected at some of these sites, with respect to which the Corporations is conducting environmental investigations and/or cleanup activities. These sites include some of the Canning sites acquired in December 1998, such as the Kearny, New Jersey and Waukegan, Illinois sites. The Corporation has established an environmental remediation reserve of $2 million, predominantly attributable to those Canning sites that it believes will require environmental remediation. With respect to those sites, it also believes that its Canning subsidiary is entitled under the acquisition agreement to withhold a deferred purchase price payment of approximately $2 million. The Corporation estimates the range of cleanup costs at its Canning sites between $2 and $11.5 million. Investigations into the extent of contamination, however, are ongoing with respect to some of these sites. To the extent the Corporation's liabilities exceed $2 million, it may be entitled to additional indemnification payments. Such recovery may be uncertain, however, and would likely involve significant litigation expense.

          The Corporation does not anticipate that it will be materially affected by environmental remediation costs, or any related claims, at any contaminated sites, including the Canning sites. It is difficult, however, to predict the final costs and timing of costs of site remediation. Ultimate costs may vary from current estimates and reserves, and the discovery of additional contaminants at these or other sites or the imposition of additional cleanup obligations, or third-party claims relating thereto, could result in significant additional costs.

          Legal Proceedings

          On January 30, 1997, the Corporation was served with a subpoena from a federal grand jury in Connecticut requesting certain documents relating to an accidental spill from its Huntingdon Avenue, Waterbury, Connecticut facility that occurred in November of 1994, together with other information relating to operations and compliance at the Huntingdon Avenue facility. The Corporation was subsequently informed that it is a subject of the grand jury's investigation in connection with alleged criminal violations of the federal Clean Water Act pertaining to its wastewater handling practices. The Corporation has retained outside law firms to assist in complying with the subpoena and the underlying investigation. It has cooperated from the outset with the investigation and is currently involved in informal negotiations with the Government with a view towards settling any and all charges in this matter without resort to trial. At this time of these negotiations it is too speculative to quantify the precise financial implications to the Corporation.

          In addition, two of the Corporation's former employees, who worked at the Huntington Avenue facility, pled guilty in early 2001 to misdemeanor violations under the Clean Water Act in connection with the above matter. These individuals were recently sentenced to fines of $25,000 and $10,000 and 2 years probation, as well as community service.

         In a separate matter, on July 26, 1999, the Corporation was named in a civil lawsuit commenced in the Superior Court of the State of Connecticut brought by the Connecticut Department of Environmental Protection alleging various compliance violations at its Huntingdon Avenue and Freight Street locations between the years 1992 through 1998 relating to wastewater discharges and the management of waste materials. The complaint alleges violations of its permits issued under the Federal Clean Water Act and the Resource Conservation and Recovery Act, as well as procedural, notification and other requirements of Connecticut's environmental regulations over the foregoing period of time. The Corporation is vigorously defending this complaint. It currently believes that the outcome of this proceeding will not materially affect its business or financial position, however, the proceeding is in the early stages. Therefore, at this time it is too speculative to quantify the financial implications to the Corporation.

          The Corporation's business operations, consist principally of manufacture and sale of specialty chemicals, supplies and related equipment to customers throughout much of the world. Approximately 38% of the business is concentrated in the printing industry used for a wide variety of applications, including offset blankets, printing plates, textile blankets and rubber based covers for industrial rollers, while 28% of the business is concentrated with manufacturers of printed circuit boards which are used in a wide variety of end-use applications, including computers, communications and control equipment, appliances, automobiles and entertainment products. As is usual for this business, the Corporation generally does not require collateral or other security as a condition of sale, choosing, rather, to control credit risk of trade account financial instruments by credit approval, balance limitation and monitoring procedures. Management believes that reserves for losses, which are established based upon review of account balances and historical experience, are adequate.

13.FINANCIAL INFORMATION FOR GUARANTORS OF THE COMPANY'S DEBT
          The Company's acquisition facility, revolving credit facility, and certain of its term loans are guaranteed by substantially all existing and future directly or indirectly wholly-owned domestic restricted subsidiaries of the Company (the "Guarantors"). The Guarantors irrevocably and unconditionally, fully, jointly and severally, guarantee the performance and payment when due of all obligations under the related credit agreements. In 2001, unrestricted subsidiaries result from the Eurocir acquisition. The Company's unrestricted and foreign subsidiaries are not guarantors of the Company's indebtedness.

          The information that follows presents condensed consolidated financial information as of and for the years ended March 31, 2001, 2000 and 1999 for: a) MacDermid Incorporated (as the Issuer), b) the Guarantors, c) the non-guarantor subsidiaries, d) the unrestricted nonguarantor subsidiaries, e) elimination entries and f) the Company on a consolidated basis.

          The condensed consolidating financial information includes certain allocations of revenues and expenses based on management's best estimates which is not necessarily indicative of financial position, results of operations and cash flows that these entities would have achieved on a stand-alone basis and should be read in connection with the consolidated financial statements of the Company.

CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share and per share amounts)


                                                                                                             MacDermid
                                                                                                            Incorporated
                                                                                                                and
                                                                                                           Subsidiaries
                                                                                                           -------------
                                                                                Unrestricted                Year ended
                                      MacDermid    Guarantor   Nonguarantor     Nonguarantor                 March 31,
                                    Incorporated  Subsidiaries Subsidiaries     Subsidiaries  Eliminations      2001
                                    ----------------------------------------------------------------------------------

Net sales                         $     165,367      246,335        412,672        21,978       (51,576)      794,776

Costs and expenses:
   Cost of sales                        108,411      141,581        221,517        20,293       (51,576)      440,226
   Selling, technical and
     administrative                      50,577       55,398        122,113         1,969            --       230,057
   Amortization of intangibles,
     primarily goodwill                   6,101       10,367          3,804           369            --        20,641
   Merger related costs                      --        1,473             --            --            --         1,473
   Restructuring costs                       --        6,663             --            --            --         6,663
   Impairment charge                         --        3,945            855            --            --         4,800
                                    ----------------------------------------------------------------------------------

                                        165,089      219,427        348,289        22,631       (51,576)      703,860
                                    ----------------------------------------------------------------------------------

       Operating profit                     278       26,908         64,383          (653)           --        90,916

Other income (expense):
   Equity in earnings of subsidiaries    39,928       38,003         (1,010)           --       (76,921)           --
   Interest income                          394        1,118            488             7            --         2,007
   Interest expense                     (13,272)     (14,762)        (6,491)         (726)           --       (35,251)
   Miscellaneous, net                       203       (2,409)          (817)          288            --        (2,735)
                                    ----------------------------------------------------------------------------------

                                         27,253       21,950         (7,830)         (431)      (76,921)      (35,979)
                                    ----------------------------------------------------------------------------------
Earnings before income taxes
   and extraordinary charge              27,531       48,858         56,553        (1,084)      (76,921)       54,937

Income taxes benefit (expense)            7,273       (8,930)       (18,550)           74            --       (20,133)
                                    ----------------------------------------------------------------------------------

         Net earnings             $      34,804       39,928         38,003        (1,010)      (76,921)       34,804
                                    ==================================================================================

CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share and per share amounts)


                                                                                                          MacDermid
                                                                                                         Incorporated
                                                                                                             and
                                                                                                         Subsidiaries
                                                                                                        ---------------
                                                                                                          Year ended
                                          MacDermid      Guarantor       Nonguarantor                     March 31,
                                         Incorporated    Subsidiaries   Subsidiaries     Eliminations        2000
                                       --------------------------------------------------------------------------------

Net sales                            $        201,992        190,020           402,494        (36,426)         758,080

Costs and expenses:
    Cost of sales                             119,913         96,476           219,181        (36,426)         399,144
    Selling, technical and
      administrative                           65,569         39,605           119,552             --          224,726
    Amortization of intangibles,
      primarily goodwill                        9,962          6,313             1,288             --           17,563
    Merger related costs                           --          7,617                --             --            7,617
    Restructuring costs                            --             --                --             --               --
    Impairment charge                              --             --                --             --               --
                                       --------------------------------------------------------------------------------

                                              195,444        150,011           340,021        (36,426)         649,050
                                       --------------------------------------------------------------------------------

        Operating profit                        6,548         40,009            62,473             --          109,030

Other income (expense):
    Equity in earnings of subsidiaries         52,319         40,013                --        (92,332)              --
    Interest income                             1,115            357               535             --            2,007
    Interest expense                          (14,960)       (10,549)           (7,541)            --          (33,050)
    Miscellaneous, net                           (124)        (2,640)            1,829             --             (935)
                                       --------------------------------------------------------------------------------

                                               38,350         27,181            (5,177)       (92,332)         (31,978)
                                       --------------------------------------------------------------------------------
Earnings before income taxes
    and extraordinary charge                   44,898         67,190            57,296        (92,332)          77,052

Income taxes benefit (expense)                    460        (11,109)          (17,283)            --          (27,932)
                                       --------------------------------------------------------------------------------
        Earnings before

          extraordinary charge                 45,358         56,081            40,013        (92,332)          49,120

Extraordinary charge due
    to early retirement of

    debt, net of tax benefit                       --         (3,762)               --             --           (3,762)
                                       --------------------------------------------------------------------------------

        Net earnings                 $         45,358         52,319            40,013        (92,332)          45,358
                                       ================================================================================

CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share and per share amounts)


                                                                                                          MacDermid
                                                                                                         Incorporated
                                                                                                             and
                                                                                                         Subsidiaries
                                                                                                        ---------------
                                                                                                          Year ended
                                          MacDermid      Guarantor       Nonguarantor                     March 31,
                                         Incorporated    Subsidiaries   Subsidiaries     Eliminations        1999
                                       --------------------------------------------------------------------------------

Net sales                            $        180,176        170,148          276,678         (14,201)         612,801

Costs and expenses:
    Cost of sales                              98,216         75,847          157,806         (14,201)         317,668
    Selling, technical and
      administrative                           57,570         37,607           81,208              --          176,385
    Amortization of intangibles,
      primarily goodwill                        4,198          6,164            1,968              --           12,330
    Merger related costs                           --             --               --              --               --
    Restructuring costs                            --             --               --              --               --
    Impairment charge                              --             --               --              --               --
                                       --------------------------------------------------------------------------------

                                              159,984        119,618          240,982         (14,201)         506,383
                                       --------------------------------------------------------------------------------

        Operating profit                       20,192         50,530           35,696              --          106,418

Other income (expense):
    Equity in earnings of subsidiaries         48,389         23,099               --         (71,488)              --
    Interest income                             2,181             40               --              --            2,221
    Interest expense                          (12,231)       (11,863)          (3,766)             --          (27,860)
    Miscellaneous, net                            390            563            1,735              --            2,688
                                       --------------------------------------------------------------------------------

                                               38,729         11,839           (2,031)        (71,488)         (22,951)
                                       --------------------------------------------------------------------------------
Earnings before income taxes
    and extraordinary charge                   58,921         62,369           33,665         (71,488)          83,467

Income taxes                                    3,295         13,980           10,566              --           27,841
                                       --------------------------------------------------------------------------------
        Earnings before

          extraordinary charge                 55,626         48,389           23,099         (71,488)          55,626

Extraordinary charge due
    to early retirement of

    debt, net of tax benefit                       --             --               --              --               --
                                       --------------------------------------------------------------------------------

        Net earnings                 $         55,626         48,389           23,099         (71,488)          55,626
                                       ================================================================================

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)


                                                                                                           MacDermid
                                                                                                           Incorporated
                                                                                                              and
                                                                                                           Subsidiaries
                                                                               Unrestricted               --------------
                                       MacDermid    Guarantor    Nonguarantor  Nonguarantor                March 31,
ASSETS                               Incorporated  Subsidiaries  Subsidiaries  Subsidiaries  Eliminations     2001
                                     ----------------------------------------------------------------------------------

Current assets:
   Cash and equivalents            $        4,301        2,233         4,585          1,427           --        12,546
   Accounts receivable, less
     allowance for doubtful
     receivables                           21,797       37,009       118,581         17,377           --       194,764
   Due (to)/from affiliates               211,059     (260,096)       68,706        (19,446)        (223)           --
   Inventories                             27,722       49,466        54,872          9,482          (29)      141,513
   Prepaid expenses                          (732)       2,532         4,548             17           --         6,365
   Deferred income taxes                    4,406        2,366         3,237            337           --        10,346
                                     ----------------------------------------------------------------------------------
       Total current asset                268,553     (166,490)      254,529          9,194         (252)      365,534

Net property, plant and equipment          28,483       72,538        62,600         19,957           --       183,578
Goodwill, net of accumulated
   amortization                            35,191       34,690       141,217         24,747          253       236,098
Patents, trademarks and other
   intangibles, net of accumulated
   amortization                                --       67,928          (911)           118           --        67,135
Deferred income taxes                       4,877           --           156            526           --         5,559
Intercompany investments                  274,656      295,646        10,796             --     (581,098)            -
Other assets, net                           6,887       20,647          (822)           222          (13)       26,921
                                     ----------------------------------------------------------------------------------

                                   $      618,647      324,959       467,565         54,764     (581,110)      884,825
                                     ==================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Notes payable                   $           --           --         2,167          9,581           --        11,748
   Current installments of long-
     term obligations                      62,125        2,299           329          3,764           --        68,517
   Accounts payable                        13,981       15,284        33,683         18,256           --        81,204
   Dividends payable                          623           --            --             --           --           623
   Accrued compensation                     2,834        4,546         9,294          1,447           --        18,121
   Accrued expenses, other                 14,757       14,040        18,530          1,670           --        48,997
   Income taxes                            (3,882)       4,430         9,996            104          (13)       10,635
                                     ----------------------------------------------------------------------------------
       Total current liabilities           90,438       40,599        73,999         34,822          (13)      239,845

Long-term obligations                     293,454        8,564        82,031          8,570  --                392,619
Accrued postretirement benefits,
   less current portion                     4,086           83        13,414           (228)          --        17,355
Deferred income taxes                          --        1,057         2,476            804           --         4,337
                                     ----------------------------------------------------------------------------------

       Total liabilities                  387,978       50,303       171,920         43,968          (13)      654,156
                                     ----------------------------------------------------------------------------------

Shareholders' equity:
   Common stock                            45,408          (99)        4,291              6       (4,198)       45,408
   Additional paid-in capital              16,437      129,256       201,346         10,830     (341,432)       16,437
   Retained earnings                      249,460      167,289       115,412         (1,010)    (281,691)      249,460
   Accumulated other comprehensive
      income:
       Equity adjustment from foreign
         currency translation             (22,329)     (21,790)      (15,734)           970       46,224       (12,659)
       Equity adjustment from
         additional minimum

         pension liability                     --           --        (9,670)            --           --        (9,670)
   Less cost common shares in treasury    (58,307)          --            --             --           --       (58,307)
                                     ----------------------------------------------------------------------------------

       Total shareholders' equity         230,669      274,656       295,645         10,796     (581,097)      230,669

Contingencies and commitments

                                     ----------------------------------------------------------------------------------

                                   $      618,647      324,959       467,565         54,764     (581,110)      884,825
                                     ==================================================================================

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

                                                                                                            MacDermid
                                                                                                           Incorporated
                                                                                                              and
                                                                                                          Subsidiaries
                                                                                                          -------------
                                                MacDermid     Guarantor     Nonguarantor                   March 31,
ASSETS                                         Incorporated  Subsidiaries  Subsidiaries     Eliminations      2000
                                              -------------------------------------------------------------------------

Current assets:
    Cash and equivalents                    $        5,742          2,725         11,649             --         20,116
    Accounts receivable, less allowance
      for doubtful receivables                      35,823         24,754        120,051             --        180,628
    Due (to)/from affiliates                       141,139        (68,684)       (72,477)            22             --
    Inventories                                     32,445         29,206         53,951             --        115,602
    Prepaid expenses                                 2,330          1,641          3,006             --          6,977
    Deferred income taxes                            5,900          2,690            525             --          9,115
                                              -------------------------------------------------------------------------
        Total current asset                        223,379         (7,668)       116,705             22        332,438

Net property, plant and equipment                   32,316         54,549         67,284             --        154,149
Goodwill, net of accumulated
    amortization                                    49,400         15,053        142,395             --        206,848
Patents, trademarks and other
    intangibles, net of accumulated
    amortization                                    37,884         17,007             --             --         54,891
Deferred income taxes                                6,987             --            518             --          7,505
Intercompany investments                           248,720        185,512             --       (434,232)            --
Other assets, net                                   10,465          9,891         14,305             --         34,661
                                              -------------------------------------------------------------------------

                                            $      609,151        274,344        341,207       (434,210)       790,492
                                              =========================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Notes payable                           $           --             --          4,561             --          4,561
    Current installments of long-
      term obligations                              45,726            153            470             --         46,349
    Accounts payable                                16,831          7,326         38,765             --         62,922
    Dividends payable                                  623             --             --             --            623
    Accrued compensation                             3,165          3,576         12,196             --         18,937
    Accrued expenses, other                         22,231          7,263         22,267             --         51,761
    Income taxes                                     5,677           (981)         9,249             22         13,967
                                              -------------------------------------------------------------------------
        Total current liabilities                   94,253         17,337         87,508             22        199,120

Long-term obligations                              297,723          1,041         61,584             --        360,348
Accrued postretirement benefits,
    less current portion                             3,921            100          3,218             --          7,239
Deferred income taxes                                   --          7,146          3,385             --         10,531
                                              -------------------------------------------------------------------------

        Total liabilities                          395,897         25,624        155,695             22        577,238
                                              -------------------------------------------------------------------------

Shareholders' equity:
    Common stock                                    45,412         (3,928)         8,090         (4,162)        45,412
    Additional paid-in capital                      13,866        117,774         85,918       (203,692)        13,866
    Retained earnings                              217,149        140,153         90,717       (230,870)       217,149
    Accumulated other comprehensive
       income:
        Equity adjustment from foreign
          currency translation                      (5,062)        (5,279)           787          4,492         (5,062)
    Less cost common shares in treasury            (58,111)            --             --             --        (58,111)
                                              -------------------------------------------------------------------------

        Total shareholders' equity                 213,254        248,720        185,512       (434,232)       213,254

Contingencies and commitments

                                              -------------------------------------------------------------------------

                                            $      609,151        274,344        341,207       (434,210)       790,492
                                              =========================================================================

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                                                                MacDermid
                                                                                                               Incorporated
                                                                                                                  and
                                                                                                               Subsidiaries
                                                                                   Unrestricted               ---------------
                                                                                   Nonguarantor                 Year ended
                                          MacDermid   Guarantor     Nonguarantor   Eliminations                 March 31,
                                        Incorporated  Subsidiaries  Subsidiaries   Subsidiaries  Eliminations     2001
                                        ----------------------------------------------------------------------------------
Cash flows from operating activities:
  Net earnings                          $    34,804       39,928         38,003         (1,010)     (76,921)       34,804
  Adjustments to reconcile net earnings
   to net cash provided by operating
   activities:
     Depreciation                             3,990        8,738          8,226          1,239           --        22,193
  Amortization of goodwill and other
   intangible assets                          6,101       10,367          3,804            369           --        20,641
  Provision for bad debts                     1,641        1,222            946             50           --         3,859
  Equity in (earnings) losses of            (39,928)     (38,003)         1,010             --       76,921            --
   subsidiaries
  Deferred income taxes                      (2,573)      (4,899)         2,056            (63)          --        (5,479)
  Impairment charge                              --        3,945            855             --           --         4,800
  Changes in assets and liabilities net
   of effects from acquisitions and
   dispositions:
     Decrease (increase) in receivables      12,836       (9,092)       (11,863)          (623)          --        (8,742)
     Decrease (increase) due to/from
       affiliates                            35,406      191,412       (246,509)        19,691           --            --
     Decrease (increase) in inventories       4,752      (12,576)        (6,838)        (1,469)          --       (16,131)
     Decrease (increase) in prepaid
       expenses                               2,156        1,081         (2,783)           (19)          --           435
     Increase (decrease) in accounts
       payable                               (2,849)      (2,996)         1,462          4,491           --           108
     Increase (decrease) in accrued
       expenses                              (7,639)        (825)         1,695          1,677           --        (5,092)
     Increase (decrease) in income
       tax liabilities                       (1,214)        (451)         7,917           (434)          --         5,818
  Other                                      58,939     (142,953)        91,799         (5,929)          --         1,856
                                          ----------------------------------------------------------------------------------
         Net cash flows provided by
           operating activities             106,422       44,898       (110,220)        17,970           --        59,070
                                          ----------------------------------------------------------------------------------

Cash flows from investing activities:

   Capital expenditures                      (5,193)      (3,019)       (11,443)        (2,782)          --       (22,437)
   Proceeds from disposition of fixed
     assets                                   3,986       (1,257)         3,982             73           --         6,784
   Sale/(purchase) of available-for-sale
     securities                                  --           --             --             --           --            --
   Acquisitions of businesses              (129,435)     (34,667)        95,129        (19,657)          --       (88,630)
   Dispositions of businesses                   550           --          9,415             --           --         9,965
                                        ----------------------------------------------------------------------------------
         Net cash flows used in
           investing activities            (130,092)     (38,943)        97,083        (22,366)          --       (94,318)
                                        ----------------------------------------------------------------------------------

Cash flows from financing activities:
   Short-term (repayments)
     borrowings - net                        18,804      (34,701)        (4,873)         6,021           --       (14,749)
   Long-term borrowings                      17,000       50,000         38,344             --           --       105,344
   Long-term repayments                     (23,673)     (24,382)        (9,578)            --           --       (57,633)
   Exercise of stock options                     --           --             --             --           --            --
   Acquisition of treasury stock (note 10)     (196)          --             --             --           --          (196)
   Dividends paid                            10,295           --        (12,788)            --           --        (2,493)
   All other                                     --        2,632         (2,632)            --           --            --
                                        ----------------------------------------------------------------------------------
         Net cash flows provided by
           (used in) financing activities    22,230       (6,451)         8,473          6,021           --        30,273
                                        ----------------------------------------------------------------------------------

Effect of exchange rate changes on
   cash and equivalents                          (1)           4         (2,400)          (198)          --        (2,595)
                                        ----------------------------------------------------------------------------------

Net increase (decrease) in cash and
   cash equivalents                          (1,441)        (492)        (7,064)         1,427           --        (7,570)
Cash and cash equivalents at beginning
   of year                                    5,742        2,725         11,649             --           --        20,116
                                        ----------------------------------------------------------------------------------

Cash and cash equivalents at end of year      4,301        2,233          4,585          1,427           --        12,546
                                        ==================================================================================

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                                                           MacDermid
                                                                                                         Incorporated
                                                                                                             and
                                                                                                        Subsidiaries
                                                                                                        --------------
                                                                                                         Year ended
                                              MacDermid     Guarantor      Nonguarantor                   March 31,
                                             Incorporated   Subsidiaries  Subsidiaries    Eliminations      2000
                                            --------------------------------------------------------------------------
Cash flows from operating activities:

    Net earnings                            $      45,358        52,319          40,013       (92,332)         45,358
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                4,168         5,339           9,388            --          18,895
    Amortization of goodwill and other
      intangible assets                             9,963         6,313           1,287            --          17,563
    Provision for bad debts                           423           816           1,234            --           2,473
    Equity in earnings of subsidiaries            (52,319)      (40,013)             --        92,332              --
    Deferred income taxes                          (5,352)       (1,014)          2,372            --          (3,994)
    Impairment charge                                                                                              --
    Changes in assets and liabilities net
      of effects from acquisitions and
      dispositions:
        Decrease (increase) in receivables            (97)          336          (8,821)           --          (8,582)
        Decrease (increase) due to/from
          affiliates                               28,126         3,262         (31,388)           --              --
        Decrease (increase) in inventories         (4,968)        6,332          (7,805)           --          (6,441)
        Decrease (increase) in prepaid
          expenses                                   (576)        1,661           4,126            --           5,211
        Increase (decrease) in accounts
          payable                                   1,039        (2,650)        (10,167)           --         (11,778)
        Increase (decrease) in accrued
          expenses                                  7,387        (6,474)          1,482            --           2,395
        Increase (decrease) in income
          tax liabilities                           2,693          (312)           (796)           --           1,585
    Other                                         (13,036)         (853)         11,038            --          (2,851)
                                            --------------------------------------------------------------------------
          Net cash flows provided by
            operating activities                   22,809        25,062          11,963            --          59,834
                                            --------------------------------------------------------------------------

Cash flows from investing activities:

    Capital expenditures                           (3,705)       (4,751)        (15,583)           --         (24,039)
    Proceeds from disposition of fixed
      assets                                            2         1,705          (1,066)           --             641
    Sale/(purchase) of available-for-sale
      securities                                    1,147            --              --            --           1,147
    Acquisitions of businesses                         --            --         (26,351)           --         (26,351)
    Dispositions of businesses                         --            --          11,665            --          11,665
                                            --------------------------------------------------------------------------
          Net cash flows used in
            investing activities                   (2,556)       (3,046)        (31,335)           --         (36,937)
                                            --------------------------------------------------------------------------

Cash flows from financing activities:
    Short-term (repayments)
      borrowings - net                            (11,945)       (5,603)         16,478            --          (1,070)
    Long-term borrowings                               --         7,348          10,002            --          17,350
    Long-term repayments                          (25,292)       (8,725)         (2,923)           --         (36,940)
    Exercise of stock options                          --            --              --            --              --
    Acquisition of treasury stock (note 10)            --            --              --            --              --
    Dividends paid                                 21,193       (10,776)        (12,550)           --          (2,133)
                                            --------------------------------------------------------------------------
          Net cash flows provided by
            (used in) financing activities        (16,044)      (17,756)         11,007            --         (22,793)
                                            --------------------------------------------------------------------------

Effect of exchange rate changes on
    cash and equivalents                                2        (2,291)          4,673            --           2,384
                                            --------------------------------------------------------------------------

Net increase (decrease) in cash and
    cash equivalents                                4,211         1,969          (3,692)           --           2,488
Cash and cash equivalents at beginning
    of year                                         1,531           756          15,341            --          17,628
                                            --------------------------------------------------------------------------

Cash and cash equivalents at end of year  $         5,742         2,725          11,649            --          20,116
                                            ==========================================================================

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                                                            MacDermid
                                                                                                           Incorporated
                                                                                                               and
                                                                                                           Subsidiaries
                                                                                                          ---------------
                                                                                                            Year ended
                                               MacDermid     Guarantor     Nonguarantor                     March 31,
                                              Incorporated  Subsidiaries  Subsidiaries     Eliminations       1999
                                             -------------------------------------------------------------------------
Cash flows from operating activities:

   Net earnings                              $     55,626        48,389          23,099        (71,488)        55,626
   Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
       Depreciation                                 3,718         4,136           6,668             --         14,522
   Amortization of goodwill and other
     intangible assets                              4,200         5,537           2,593             --         12,330
   Provision for bad debts                             70           179           1,258             --          1,507
   Equity in earnings of subsidiaries             (48,389)      (23,099)             --         71,488             --
   Deferred income taxes                              694        (2,295)            213             --         (1,388)
   Impairment charge                                   --            --              --             --             --
   Changes in assets and liabilities net
     of effects from acquisitions and
     dispositions:
       Decrease (increase) in receivables          (5,664)         (435)           (409)            --         (6,508)
       Decrease (increase) due to/from
         affiliates                               (76,712)        8,549          68,163             --             --
       Decrease (increase) in inventories            (108)        3,726          (4,853)            --         (1,235)
       Decrease (increase) in prepaid
         expenses                                     717        (1,719)         (4,351)            --         (5,353)
       Increase (decrease) in accounts
         payable                                    2,623         1,925           9,283             --         13,831
       Increase (decrease) in accrued
         expenses                                  (6,732)       (5,241)          2,057             --         (9,916)
       Increase (decrease) in income
         tax liabilities                              (39)          807           3,729             --          4,497
   Other                                           17,216       (17,465)            983          1,809          2,543
                                             -------------------------------------------------------------------------
         Net cash flows provided by
           operating activities                   (52,780)       22,994         108,433          1,809         80,456
                                             -------------------------------------------------------------------------

Cash flows from investing activities:

   Capital expenditures                            (2,741)      (12,028)         (5,267)            --        (20,036)
   Proceeds from disposition of fixed
     assets                                             6        (1,621)          1,716             --            101
   Sale/(purchase) of available-for-sale
     securities                                      (261)           --              --             --           (261)
   Acquisitions of businesses                     (92,762)      (89,517)       (173,222)       180,000       (175,501)
   Dispositions of businesses                          --            --              --             --             --
                                             -------------------------------------------------------------------------
         Net cash flows used in
           investing activities                   (95,758)     (103,166)       (176,773)       180,000       (195,697)
                                             -------------------------------------------------------------------------

Cash flows from financing activities:
   Short-term (repayments)
     borrowings - net                                  --        78,657          11,624             --         90,281
   Long-term borrowings                           258,438         3,000          55,917             --        317,355
   Long-term repayments                          (116,993)      (99,011)        (56,307)            --       (272,311)
   Proceeds of equity in subsidiary                    --        90,000          90,000       (180,000)            --
   Exercise of stock options                           --            --             162             --            162
   Acquisition of treasury stock (note 10)         (3,508)           --              --             --         (3,508)
   Dividends paid                                  11,952        (7,475)         (6,488)            --         (2,011)
   All other                                           --        13,827         (13,827)            --             --
                                             -------------------------------------------------------------------------
         Net cash flows provided by
           (used in) financing activities         149,889        78,998          81,081       (180,000)       129,968
                                             -------------------------------------------------------------------------

Effect of exchange rate changes on
   cash and equivalents                                --         1,790          (1,874)            --            (84)
                                             -------------------------------------------------------------------------

Net increase (decrease) in cash and
   cash equivalents                                 1,351           616          10,867          1,809         14,643
Cash and cash equivalents at beginning
   of year                                            179           140           4,474             --          4,793
                                             -------------------------------------------------------------------------

Cash and cash equivalents at end of year   $        1,530           756          15,341          1,809         19,436
                                             =========================================================================

MANAGEMENT'S STATEMENT OF FINANCIAL RESPONSIBILITY
MacDermid, Incorporated (Logo)
                                            245 Freight Street
                                            Waterbury, CT 06702

To The Shareholders
MacDermid, Incorporated

          The financial information in this report, including the audited consolidated financial statements, has been prepared by management. Preparation of consolidated financial statements and related data involves the use of judgment. Accounting principles used in preparing consolidated financial statements are those that are generally accepted in the United States.
          To safeguard Corporate assets, it is important to have a sound but dynamic system of internal controls and procedures that balances benefits and costs. The Corporation employs professional financial managers whose responsibilities include implementing and overseeing the financial control system, reporting on management's stewardship of assets entrusted to it by share owners and performing accurate and proper maintenance of the accounts.
          Management has long recognized its responsibility for conducting the affairs of the Corporation and its affiliates in an ethical and socially responsible manner. MacDermid, Incorporated is dedicated to the highest standards of integrity. Integrity is not an occasional requirement, but a continuing commitment.
          KPMG LLP conducts an objective, independent review of management's fulfillment of its obligations relating to the fairness of reported operating results and financial condition. Their report for 2001 appears below this statement.
          The Audit Committee of the Board of Directors, consisting solely of Directors independent of MacDermid, Incorporated, maintains an ongoing appraisal on behalf of the share owners of the effectiveness of the independent auditors and the Corporation's staff of financial and operating management with respect to the financial and internal controls.

/s/Daniel H. Leever
Chairman of the Board and Chief Executive Officer



INDEPENDENT AUDITORS' REPORT
KPMG LLP (Logo)

Certified Public Accountants             One Financial Plaza
                                         Hartford, CT 06103-4103

The Board of Directors and Shareholders
MacDermid, Incorporated

          We have audited the accompanying consolidated balance sheets of MacDermid, Incorporated and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of earnings, comprehensive income, cash flows and changes in shareholders' equity for each of the years in the three-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
          The consolidated financial statements of MacDermid, Incorporated for the year ended March 31, 1999 have been restated to reflect the pooling-of-interests transaction with PTI, Inc. as described in Notes 1a and 1q to the consolidated financial statements. We did not audit the financial statements of PTI, Inc. as of and for the year ended December 31, 1998 which statements reflect total revenues constituting 37% of the related consolidated fiscal year March 31, 1999 totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion insofar as it relates to the amounts included for PTI, Inc. as of and for the year ended December 31, 1998 is based solely on the report of the other auditors.
          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.
          In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of MacDermid, Incorporated and subsidiaries as of March 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP
May 18, 2001